                                                                    EXHIBIT 99.1

       Disclosure of Updated Risk Factors and Other Company Information

                                  OUR BUSINESS

OVERVIEW

     We provide credit and debit card processing and check risk management services to financial institutions and merchants in the U.S. and internationally. Our business is comprised of two segments, Card Services and Check Services. Card Services provides card issuer services in the U.S., the U.K., Brazil, Chile, Australia, New Zealand, Ireland, and the Dominican Republic. Revenues of our domestic card issuer services business are primarily derived from independent community banks and credit unions. Additionally, Card Services provides merchant processing and e-banking services in the U.S. and card issuer software, support, and consulting services in other countries. Last year we processed approximately 2.0 billion payment transactions and serviced approximately 38 million card accounts. Check Services provides check risk management services and related processing services in the U.S., the U.K., Canada, France, Ireland, Australia, and New Zealand. A significant portion of our check risk management services revenues are generated from several large national and regional retail chains. In 2002, we authorized approximately $35 billion of check transactions worldwide.

     Originally founded as Telecredit in 1961, our business pioneered the check risk management industry in the U.S. and Canada. Through the development of a centralized electronic database of consumer check-writing histories, Telecredit delivered real-time check authorization decisions to merchants at the point-of-sale. Through an acquisition in 1977, the business was expanded to include credit card processing. Subsequently, we have added merchant processing, debit card processing, and e-banking services to our Card Services segment, and check cashing risk management services and check collections to our Check Services segment. In 1990, Equifax Inc. acquired Telecredit, and continued to operate the card and check businesses, through separate subsidiaries, as its Payment Services division. While part of Equifax, both Card Services and Check Services expanded outside of North America through a combination of joint ventures, acquisitions, and local start-ups.

     On March 2, 2001, we were incorporated under the laws of the State of Georgia as a wholly-owned subsidiary of Equifax as "Equifax PS, Inc." After Equifax's contribution of its Payment Services division to us, and our adoption of the name Certegy Inc., Equifax "spun off" the business of the Payment Services division on July 7, 2001 through a tax-free dividend of all of our outstanding shares of common stock to Equifax's shareholders of record as of June 27, 2001. As a result of the spin-off, we became an independent publicly traded company, with our shares of common stock trading on the New York Stock Exchange under the symbol "CEY."

CARD SERVICES

     Card Services provides a full range of card issuer services that enable banks, credit unions, retailers, and others to issue Visa and MasterCard credit and debit cards, private label cards, and other electronic payment cards for use by both consumer and business accounts. Additionally, we began processing American Express cards in the Dominican Republic in January 2003. Our debit card services support both off-line debit cards, which are processed similarly to credit cards, and on-line debit cards, through which cardholders obtain immediate access to funds in their bank accounts through ATMs or merchant point-of-sale terminals. In the United States, our card processing business is concentrated in the independent community bank and credit union segments of the market. We have long-term contractual alliances with two associations representing independent community banks and credit unions in the U.S., the Independent Community Bankers Association (the "ICBA") and Card Services for Credit Unions ("CSCU"). Under each of the alliances, which expire in 2007, we are the exclusive partner of the association for offering credit card issuing and merchant processing services to its members. We are also the exclusive partner of CSCU for offering debit card processing to its members. In 2002, approximately 21.6% of our consolidated revenues were derived from ICBA and CSCU member institutions, although no single institution accounts for a material portion of our revenues.

     The majority of our card issuer programs are full service, including essentially all of the operations and support necessary for an issuer to operate a credit and debit card program. More specifically, we process all the credit and debit card transactions for the credit and debit cards issued by our customers, including electronically authorizing the transactions, capturing the transaction data, and settling the transactions, and we provide full service back-office support functions for their programs. These support functions include embossing and mailing our customers' credit and debit cards to their cardholders; customer service on behalf of card issuers to their customers; card portfolio management and analysis; invoicing cardholders; receiving and processing cardholder payments; and pursuing delinquent or fraudulent accounts. We do not make credit decisions for our customers, nor do we fund their card receivables. Our services are menu driven, and offer flexibility for those of our customers who require less than our full service programs. Such customers include large card issuing institutions that contract with us to provide transaction processing, but who choose to invest the capital and human resources necessary to provide their own back-office program support or to use another card processor for such support.

     Our two most important customer segments, independent community banks and credit unions, consist predominantly of small and mid-sized card issuers that cannot independently achieve the economies of scale that would justify setting up their own credit and debit card operations. We provide our card issuer services to these customers primarily through our longstanding contractual alliances with ICBA and CSCU. We have product offerings in place with each of these organizations, which offer these products to their respective members with our company as the services provider. These alliances allow us to utilize the marketing channels of ICBA and CSCU and eliminate the need for us to negotiate price, terms, and service offerings with individual credit unions or community banks. As a result, we believe we are the leading provider, in terms of market share, of comprehensive card processing services to credit unions and to independent community bank card issuers in the U.S.

     We provide our card issuer services internationally through our operations in Brazil, Chile, the U.K., and Australia.

     Card Services also provides merchant processing services that enable retailers and other merchants to accept electronic payment cards in payment for goods and services. We provide our merchant processing services both directly to retailers and other merchants who accept credit and debit cards, and through contracts with financial institutions and others where our solutions enable them to service the card processing needs of their merchant customers. These services include front-end authorization and data capture services, back-end accounting and settlement, and dispute resolution services.

     In order for us to provide our transaction processing services, VISA must designate us as a member service provider, and for certain services, as an independent sales organization of VISA, and we must be designated by MasterCard as a member service provider. To retain these designations, we must be sponsored by member clearing banks of VISA and MasterCard and continue to comply with the standards of the VISA and MasterCard associations. Our products are affected by VISA and MasterCard electronic payment standards that generally are changed twice a year. In addition, our customers are subject to government regulations and industry standards with which our products and services must comply.

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     In December 1997, we began providing e-banking services to financial institutions enabling them to offer internet banking to consumers and businesses. We provide these services either by licensing our products to our customers for their operation in-house, or as an application services provider, or ASP, where the customers are linked to our central service bureau. Our retail internet banking services enable our bank customers to offer a wide array of PC-based banking services to consumers, such as on-line account information access and electronic bill payment. Our corporate internet banking services enable our bank customers to offer the business community various electronic commercial banking services, including transmission of account and other business information between the bank and the business customer, bill payment, funds transfers, loan and account applications, and other electronic services.

     We intend to continue to expand our card processing business in the independent community bank and credit union segments of the market. Moreover, our future growth and profitability will significantly depend upon our ability to penetrate additional international markets, including emerging markets for electronic transaction processing.

     In 2002, revenues from Card Services comprised 66% of our total revenues, compared to 67% in 2001 and 68% in 2000.

CHECK SERVICES

     Check Services provides check risk management and related processing products and services to businesses accepting or cashing checks at the point-of-sale. These services utilize our proprietary check authorization systems and risk assessment decision platforms. A significant portion of our revenues from check risk management services are generated from several large national and regional merchants, including national retail chains such as Sears, Best Buy, Circuit City, Walgreens, Federated, Target, Office Depot, and Staples. Other customers of our Check Services segment include hotels, automotive dealers, telecommunications companies, supermarkets, casinos, mail order houses, and other businesses. Our services allow our clients to run their customers' personal and business checks through an automated decision-making process that assesses the likelihood that a check will or will not clear.

     Our check risk management services include solutions tailored to the specific needs of the customer. They include Welcome Check(R) warranty services, where we accept the bad check risk associated with checks authorized by our system, and Welcome Check verification services, where our customers retain the risk. We also provide blends of warranty and verification services to meet specific customer needs. All of these products utilize our proprietary system, PathWays(TM). PathWays provides the flexibility, utilizing our risk management data and proprietary models, to manage check acceptance risk by controlling the risk management parameters on a store by store, or even a cash register by cash register, basis.

     In recent years, we have introduced several new products for existing and new markets. In addition to PathWays, we have introduced PayCheck Accept(TM), which enables supermarkets and gaming establishments to reduce the risk of check losses and fraud in connection with their payroll check cashing services; third-party check collections for retailers utilizing our verification services; and electronic check risk management solutions enabled for electronic commerce, which allow retailers to safely and securely accept payments over the internet. In 2001, in an initiative with 7-Eleven, Check Services launched a fully automated check authorization service through 7-Eleven's financial kiosks located at 7-Eleven convenience stores across the country. As of June 30, 2003, 7-Eleven had approximately 1,000 kiosks installed in 14 states and the District of Columbia. Additionally, in 2001, the PayCheck Accept platform was modified to facilitate check cashing "in-lane" at grocers and discounters. The first "in-lane" contract was signed in 2002 with Wal-Mart Stores, Inc., and we expect to complete the rollout in the fourth quarter of 2003. Earlier this year we also announced an agreement with Safeway to provide its customers with a quick and convenient method to cash payroll checks in nearly 1,500 locations throughout the United States.

     We provide our check risk management products and services internationally in Canada, the U.K., Ireland, France, Australia, and New Zealand. Our principal product in all those countries is check warranty services, although mass retailers are beginning to utilize our check verification and collection services.

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

     In 2002, revenues from Check Services comprised 34% of our total revenues, compared to 33% in 2001 and 32% in 2000.

RECENT FINANCIAL RESULTS

     Our financial results for the first and second quarters of 2003 and the third quarter to date as compared to the prior periods have been adversely impacted by the loss of a customer in our merchant processing business that moved its account to its new owner's processor during the third quarter of 2002 and the loss of a large customer in our Brazilian card operation in March 2003. In addition, our financial results have been adversely impacted by slow retail volumes in our Check Services segment due to the general economic slowdown and, in addition, incremental start-up costs relating to our check cashing services business. We have recently begun to notice an increase in transaction volume in our Check Services business, and we are continuing to experience strong growth in our Card Services segment outside of our merchant processing and South America card issuer operations. Although management believes that positive developments such as these will help to offset the effect of the negative factors mentioned above, there can be no assurance that those factors will not continue to have an adverse impact on our financial results.

COMPETITION

     The market for our products and services is highly competitive. We compete directly with third party payment processors and companies that market software for the electronic payment industry. We also compete against software and transaction processing systems developed and used in-house by our potential customers. Our competitors in the Card Services segment include third-party credit and debit card processors, including First Data Corporation, Total System Services, Electronic Data Systems Corporation, and Payment Systems for Credit Unions, and third-party software providers, which license their card processing systems to financial institutions and third-party processors. Competitors in the Check Services segment include First Data's TeleCheck Services division and eFunds.

     Our markets are characterized by rapid technological change, new product introductions, evolving industry standards, and changing customer needs. In order to remain competitive, we are continually involved in the development of new products and services. These initiatives carry the risks associated with any new product development efforts, including cost overruns, delays in delivery, and performance problems.

                                  OUR STRATEGY

     We believe that the increased use of credit, debit, and other electronic payment cards around the globe will continue to present the card processing industry with significant growth opportunities. We also believe that strong demand for check risk management services due to increased check fraud at the point-of-sale and retailers' growing reliance on third parties for assistance in accurately identifying good check writers to reduce bad check losses, will continue to present us with growth opportunities.

     In light of the market opportunities, our strategic objective is to strengthen our position as a provider of payment processing and check risk management services. We intend to concentrate on the following strategies to accomplish our objective.

CARD SERVICES

     Utilize our competitive strengths in the U.S. to increase our share of revenue in the U.S. credit and debit card markets. Those strengths include:

     - Our long-term contractual alliances with CSCU and ICBA, through which we maintain proven distribution channels and enjoy strong name recognition, quality-of-service ratings, and customer satisfaction;

     - Our "full service" processing capabilities, which enable us to provide among the most comprehensive card processing solutions available; and

     - Our highly competitive prices.

     Grow our customer base and processing volumes outside the U.S. In international markets, we will continue to focus our efforts on marketing to leading card processing prospects, developing flexible processing services tailored to the diverse credit cultures in Europe, South America, and Asia-Pacific, and utilizing our competitive advantages. These advantages include our strength in providing full service processing services, and our proprietary card processing systems. Our proprietary systems are highly scalable and portable, and have been customized to process in country-specific environments in over 25 countries around the world. This customization enables us to enter new geographic markets quickly and inexpensively, and positions us to be a preferred vendor for outsourced card processing as this concept starts to be utilized outside the U.S.


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
     Increase our revenues from our debit card processing products and services and from other existing and new products and services. We intend to aggressively market our expanded debit card processing products and services and capture a larger share of the rapidly growing debit card markets in the U.S. and abroad. We intend to aggressively market our card marketing services that assist our customers in growing their cardholder portfolios. We intend to develop and market internet service capabilities that will allow cardholders to manage their debit and credit card accounts and conduct electronic commerce efficiently and effectively.

CHECK SERVICES

     Utilize our competitive strengths to increase our market share in the check risk management markets, both in the U.S. and internationally. Those strengths include what we believe are the industry's most advanced check risk management algorithms and systems, our proven ability to introduce successful new check risk management products, and our company's existing operations and customer relationships in Europe, South America, and Asia-Pacific.

     Continue our development and utilization of increasingly sophisticated risk modeling tools to differentiate our capabilities from the competition. These tools include proprietary algorithms and systems that we have developed independently, and others that we have developed with our alliance partners.

     Expand further into existing and new markets such as check cashing, gaming, grocery, government, and internet commerce by combining our current risk management and identity authentication services. This combined solution provides us with the ability to effectively manage risk in environments where the consumer is not present as well as at the traditional point-of-sale.

     Further, for both Card Services and Check Services, we intend to continue to consider strategic alliances with, investments in, and acquisitions of, domestic and international companies that would enable us to increase our penetration in our current markets, enter new markets, expand our technology expertise to help us further enhance our processing, risk management, and e-banking services, or to increase operating efficiencies.


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

              SUMMARY SELECTED CONSOLIDATED FINANCIAL INFORMATION

     We derived the following summary selected consolidated financial information as of December 31, 2002, 2001, 2000, and 1999, and for each of the years in the periods then ended from our audited financial statements. The following income statement and cash flow data for the year ended December 31, 1998 was also derived from our audited financial statements. The following balance sheet data as of December 31, 1998 was derived from unaudited consolidated financial statements that were prepared by our management. The following unaudited summary selected consolidated financial information as of June 30, 2003, and 2002, and for the six-month periods then ended was derived from unaudited consolidated financial statements that were prepared by our management. Our summary selected consolidated financial information set forth below should be read in conjunction with our audited consolidated financial statements and other financial information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and our unaudited interim consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

                               SIX MONTHS ENDED
                                   JUNE 30,                        YEAR ENDED DECEMBER 31,
                              -------------------   ------------------------------------------------------
                              2003(1)      2002      2002(1)       2001       2000       1999       1998
                              --------   --------   ----------   --------   --------   --------   --------
                                  (UNAUDITED)
                                           (DOLLARS IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
RESULTS OF OPERATIONS:
Revenue(2)..................  $487,561   $490,211   $1,007,968   $935,971   $865,907   $763,297   $625,777
Operating
  expenses(2)(3)(4).........   429,203    424,112      856,019    784,552    718,748    635,812    522,486
                              --------   --------   ----------   --------   --------   --------   --------
Operating income............    58,358     66,099      151,949    151,419    147,159    127,485    103,291
Other income (expense),
  net.......................       983        771        1,119         78      1,309      2,311       (383)
Interest expense(5).........    (3,309)    (3,726)      (7,120)    (7,200)    (1,301)      (901)      (533)
                              --------   --------   ----------   --------   --------   --------   --------
Income before income taxes
  and minority interests....    56,032     63,144      145,948    144,297    147,167    128,895    102,375
Provision for income
  taxes.....................   (20,872)   (24,153)     (55,964)   (56,276)   (57,609)   (54,272)   (40,505)
Minority interests in
  earnings, net of tax......        --         --           --       (945)    (1,096)         6       (780)
                              --------   --------   ----------   --------   --------   --------   --------
Net income..................  $ 35,160   $ 38,991   $   89,984   $ 87,076   $ 88,462   $ 74,629   $ 61,090
                              ========   ========   ==========   ========   ========   ========   ========
Basic earnings per
  share(6)..................  $   0.54   $   0.57   $     1.32   $   1.27   $   1.32   $   1.09   $   0.86
Diluted earnings per
  share(7)..................  $   0.53   $   0.56   $     1.30   $   1.26   $   1.30   $   1.07   $   0.85
OTHER OPERATING DATA:
Depreciation &
  amortization..............  $ 20,062   $ 19,637   $   39,050   $ 45,677   $ 42,698   $ 35,758   $ 27,839
Cash flows from
  operations................  $ 84,946   $ 69,249   $  126,655   $102,876   $103,784   $146,220   $ 72,654
Change in settlement
  accounts, included in cash
  flows from operations
  prior to spin-off(8)......        --         --           --   $(29,040)  $(21,353)  $ 25,020   $(18,583)
Capital expenditures........  $ 23,570   $ 26,850   $   48,961   $ 49,349   $ 38,789   $ 50,111   $ 47,893
Ratio of earnings to fixed
  charges(9)................    10.73x     11.27x       13.49x     12.67x     22.16x     21.71x     20.79x

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
                                   JUNE 30,                                DECEMBER 31,
                              -------------------   -----------------------------------------------------------
                                2003       2002       2002       2001         2000         1999        1998
                              --------   --------   --------   --------   ------------   --------   -----------
                                  (UNAUDITED)                                                       (UNAUDITED)
                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Total assets(10)............  $769,069   $657,903   $702,141   $736,203     $523,049     $516,567    $508,456
Long-term debt..............  $185,000   $182,000   $214,200   $230,000     $     --     $     --    $     --
Total shareholders'
  equity....................  $253,665   $223,766   $198,443   $211,865     $323,618     $271,490    $348,793

---------------

 (1) Our financial results for the six months ended June 30, 2003 and the year ended December 31, 2002, include other charges of $12.2 million ($7.7 million after tax, or $0.12 per diluted share) and $12.2 million ($7.7 million after tax, or $0.11 per diluted share), respectively. The other charges for the six months ended June 30, 2003 include $9.6 million of early termination costs associated with a data processing contract, $2.7 million of charges related to the downsizing of our Brazilian card operation, and $(0.1) million of other items. The 2002 other charges include asset impairment charges of $5.1 million, which consist of a $4.2 million write-off of the remaining intangible asset value assigned to an acquired customer contract in Brazil, due to the loss of the customer, and an $0.8 million net write-down of our collateral assignment in life insurance policies held for the benefit of certain employees; a $4.0 million charge for the settlement of a class action lawsuit, net of insurance proceeds; and severance charges of $3.2 million, due to the reorganization of various departments. See our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for further information on these charges.

 (2) Reimbursements received for out-of-pocket expenses for years prior to 2002 have been reclassified from operating expenses to revenues as required by the adoption of EITF No. 01-14 as further described in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

 (3) General corporate expense was $8.4 million and $8.3 million, respectively, for the six months ended June 30, 2003 and 2002, and $19.3 million, $11.9 million, $7.8 million, $7.3 million, and $6.8 million, respectively, for the years ended December 31, 2002, 2001, 2000, 1999 and 1998. We estimate our general corporate expense would have increased by approximately $6.5 million annually for periods prior to the spin-off had we been operating on a full year stand-alone basis.

 (4) We adopted SFAS No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002, which ceased the amortization of goodwill.

 (5) In conjunction with our spin-off from Equifax in July 2001, we made a cash payment to Equifax of $275 million to reflect our share of Equifax's pre-distribution debt used to establish our initial capitalization. This was funded through $400 million of unsecured revolving credit facilities we obtained in July 2001. Interest expense for periods prior to the spin-off principally consist of interest paid on a line of credit held by our Brazilian card business and interest charged by Equifax on overnight funds borrowed on our behalf.

 (6) Prior to our spin-off from Equifax, basic weighted average shares outstanding is computed by applying the distribution ratio of one share of Certegy common stock for every two shares of Equifax common stock held to the historical Equifax weighted average shares outstanding for the same periods presented.

 (7) Prior to our spin-off from Equifax, diluted weighted average shares outstanding is estimated based on the dilutive effect of stock options calculated in the third quarter of 2001.

 (8) Settlement receivables and payables on our consolidated balance sheets result from the timing differences in our settlement process with merchants, financial institutions, and credit card associations related to merchant and card processing. Prior to the spin-off, the cash held by us associated with this settlement process was held by Equifax and included in our intercompany receivables from Equifax, a component of equity.

 (9) For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of our income before income taxes, including minority interests, and fixed charges. "Fixed charges" consist of interest on indebtedness, amortization of deferred financing costs, and an estimated amount of rental expense that is deemed to be representative of the interest factor.

(10) Assets for years prior to 2002 have been reclassified for the change in balance sheet classification of check claims payable and recoverable as further described in Note 2 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                                  RISK FACTORS


  WE RELY HEAVILY ON A SMALL NUMBER OF SPECIFIC BUSINESS SEGMENTS FOR THE MAJORITY OF OUR REVENUES.

     Revenues of our domestic card issuing business are primarily derived from independent community banks and credit unions, while a significant portion of our check risk management services revenues are generated from several large national and regional retail chains. The financial condition of these customers and their willingness to pay for our products and services are affected by general market conditions, competitive pressures, and operating margins within their industries. The retailing industry is currently facing downturns in demand and structural changes in the industry. We could experience declines in revenue as a result of any factors that would adversely affect independent banks, credit unions, and retailers.

  A SIGNIFICANT PORTION OF OUR BUSINESS IS DERIVED FROM TWO KEY STRATEGIC RELATIONSHIPS, AND A LOSS OF EITHER OF THOSE RELATIONSHIPS COULD ADVERSELY AFFECT OUR PROFITS.

     We have long-term contractual alliances with two associations representing independent financial institutions in the U.S., the Independent Community Bankers Association, or ICBA, and Card Services for Credit Unions, or CSCU. Under each of these alliances, which expire in 2007, we are the association's exclusive partner for offering credit card issuing and merchant processing services to that association's members. We are also the exclusive partner of CSCU for offering debit card processing to its members. As a result, approximately 21.6% of our consolidated revenues in 2002 were derived from ICBA and CSCU member institutions. Termination of, or significant adverse change in, our relationships with either or both of these associations could harm our ability to retain a substantial portion of our customers and to attract new customers, and have a material adverse effect on our business.

  OUR REVENUES FROM THE SALE OF SERVICES TO VISA AND MASTERCARD ORGANIZATIONS ARE DEPENDENT UPON OUR CONTINUED VISA AND MASTERCARD CERTIFICATION AND FINANCIAL INSTITUTION SPONSORSHIP, AND LOSS OR SUSPENSION OF THIS CERTIFICATION OR SPONSORSHIP COULD ADVERSELY AFFECT OUR BUSINESS.

     In order to provide our transaction processing services, we must be designated a certified processor by, and be a member service provider of, MasterCard and be designated as an independent sales organization of VISA. This designation is dependent upon our being sponsored by member clearing banks of both organizations and our continuing adherence to the standards of the VISA and MasterCard associations. The member financial institutions of VISA and MasterCard, some of which are our competitors, set the standards with which we must comply. If we fail to comply with these standards, our designation as a certified processor, as a member service provider or as an independent sales organization could be suspended or terminated. The termination of our member service provider status or our status as a certified processor, or any changes in the VISA and MasterCard rules that prevent our registration or otherwise limit our ability to provide transaction processing and marketing services for the VISA or MasterCard organizations would result in the loss of business from VISA or MasterCard issuing customers, and lead to a reduction in our revenues, which would have a material adverse effect on our business.

  WE FACE CHARGEBACK LIABILITY IF OUR MERCHANTS REFUSE OR CANNOT REIMBURSE CHARGEBACKS RESOLVED IN FAVOR OF THEIR CUSTOMERS, AND WE FACE LIABILITY TO OUR MERCHANT CUSTOMERS IF CHECKS THAT WE HAVE WARRANTED ARE DISHONORED BY THE CHECK WRITER'S BANK.

     If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is "charged back" to the merchant's bank and credited to the account of the cardholder. If we are unable to collect the chargeback amounts from our merchant customer's account, or if the merchant refuses or is financially unable to fund these amounts due to insolvency or bankruptcy or other reasons, we must bear the credit risk for the full amount of the refund paid to the cardholder's bank. We require cash deposits and other types of collateral from certain merchants to minimize any such risk. In addition, we utilize a number of systems and procedures to manage merchant risk and believe that the diversification of our merchant portfolio among industries and geographic regions minimizes our risk of loss. We recognize a reserve for estimated merchant credit losses based on historical experience and other relevant factors. This reserve amount is subject to the risk that actual losses may be greater than our estimates.

     If a check that we have warranted is dishonored by the check writer's bank, we must reimburse our merchant customer for the check's face value and pursue collection of the amount from the delinquent check writer. We recognize a reserve for estimated check returns, net of anticipated recoveries, based on historical experience and other relevant factors. The estimated check returns and recovery amounts are subject to the risk that the actual amounts returned may exceed our estimates and the actual amounts recovered may be less than our estimates.

  CONTINUED CONSOLIDATION IN THE FINANCIAL SERVICES AND RETAIL INDUSTRIES COULD REDUCE OUR CUSTOMER BASE AND CAUSE OUR SALES TO FALL.

     Consolidation of our customers could result in a smaller market for our products and services. After consolidation, banks and other financial institutions and retailers may realign management responsibilities and reexamine strategic and purchasing decisions with potential adverse effects on demand for our products or services. We may lose relationships with key constituencies within our customer's organization due to budget cuts, layoffs, or other disruptions following a consolidation. In addition, consolidation may result in a change in the technological infrastructure of the combined entity. Our products and services may not integrate with this new technological infrastructure. In addition, the acquiring institution may have its own in-house system or outsource to competitors.

  OUR CUSTOMERS ARE SUBJECT TO A REGULATORY ENVIRONMENT AND TO INDUSTRY STANDARDS THAT MAY CHANGE IN A MANNER THAT REDUCES THE NUMBER OF TRANSACTIONS IN WHICH OUR CUSTOMERS ENGAGE AND THEREFORE REDUCES OUR REVENUES.

     Our customers are subject to a number of government regulations and industry standards with which our products and services must comply. For example, our products are affected by VISA and MasterCard electronic payment standards that generally are changed twice a year. In addition, action by regulatory authorities relating to credit availability, data usage, privacy, or other related regulatory developments could have an adverse effect on our customers and therefore could have a material adverse effect on our business, financial condition, and results of operations.

  DEMAND FOR OUR PRODUCTS AND SERVICES IS SENSITIVE TO THE LEVEL OF CONSUMER TRANSACTIONS EFFECTED BY OUR CUSTOMERS, AND ACCORDINGLY, OUR REVENUES COULD BE AFFECTED NEGATIVELY BY A GENERAL ECONOMIC SLOWDOWN OR ANY OTHER EVENT CAUSING A MATERIAL SLOWING OF CONSUMER SPENDING.

     A significant portion of our revenue is derived from transaction processing fees. Any changes in economic factors that adversely affect consumer spending and related consumer debt, or a reduction in credit and debit card use, would reduce the volume of transactions that we process, and have an adverse effect on our business, financial condition, and results of operations.

  TO REMAIN COMPETITIVE AND GROW OUR REVENUES, WE MUST CONTINUALLY UPDATE OUR PRODUCTS AND SERVICES, A PROCESS WHICH COULD RESULT IN INCREASED COSTS AND THE LOSS OF REVENUES AND CUSTOMERS IF THE NEW PRODUCTS AND SERVICES DO NOT PERFORM AS INTENDED OR ARE NOT ACCEPTED IN THE MARKETPLACE.

     The credit and debit card transaction processing and check services markets in which we compete include a wide range of products and services, including electronic transaction processing, check authorization, and other customer support services. The market is characterized by technological change, new product introductions, evolving industry standards, and changing customer needs. In order to remain competitive, we are continually involved in the development of new products and services. These initiatives

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

carry the risks associated with any new product development efforts, including cost overruns, delays in delivery, and performance problems. Our market is constantly experiencing technological changes. A delay in the delivery of new products or services could render them less desirable to our customers, or possibly even obsolete. In addition, the products and services we deliver to the electronic payments market are designed to process transactions and deliver reports and other information on those transactions at very high volumes and processing speeds. Any performance issue that arises with a new product or service could result in significant processing or reporting errors. As a result of these factors, our research and development efforts could result in increased costs that could reduce our revenues and operating profit if promised new products are not timely delivered to our customers, or a loss of revenue, or possible claims for damages if new products and services do not perform as anticipated.

  TO CONTINUE TO GROW PROFITABLY, WE MUST EXPAND OUR SHARE OF THE CREDIT AND DEBIT CARD TRANSACTION PROCESSING MARKET AND ENTER NEW MARKETS, AND THE FAILURE TO DO THIS WOULD ADVERSELY AFFECT OUR BUSINESS.

     Our domestic card issuing business is concentrated in the independent community bank and credit union segments of the market and we have achieved a significant degree of penetration of these market segments. While we intend to continue our vigorous pursuit of expansion within these segments, our future growth and profitability will significantly depend upon our ability to penetrate other markets, including emerging markets for electronic transaction processing, such as international transaction processing and internet payment systems. As part of our strategy to achieve this expansion, we will continue to seek acquisition opportunities, investments, and alliance relationships that will facilitate our expansion. We may not be able to complete suitable acquisitions, investments, or alliances, and if we do, they may not provide us with the benefits we anticipated. Also, we may not have adequate financial and technological resources to develop products and distribution channels that will satisfy the demands of new markets.

  IF THE SECURITY OF OUR DATABASES IS COMPROMISED, OUR REPUTATION COULD SUFFER AND WE COULD LOSE CUSTOMERS. IF THE SECURITY OF OUR DATABASES IS COMPROMISED, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

     We collect personal consumer data, such as names and addresses, social security numbers, drivers license numbers, checking and savings account numbers, and payment history records. Unauthorized access to our databases could result in the theft or publication of personal confidential information and the deletion or modification of personal records or otherwise cause interruptions in our operations. These concerns about security are increased when we transmit information over the internet. A security or privacy breach may have any one or more of the following effects, any one or more of which could have a material adverse effect on our business, financial condition, and results of operations:

     - deter customers from using our products and services;

     - harm our business and reputation;

     - expose us to liability; or

     - increase our operating expenses to correct problems caused by the breach.

  IF WE EXPERIENCE SYSTEM FAILURES, THE PRODUCTS AND SERVICES WE PROVIDE TO OUR CUSTOMERS COULD BE DELAYED OR INTERRUPTED, WHICH COULD HARM OUR BUSINESS AND REPUTATION AND RESULT IN THE LOSS OF CUSTOMERS.

     Our ability to provide reliable service largely depends on the efficient and uninterrupted operations of our computer network systems and data centers. Our systems and operations could be exposed to damage or interruption from fire, natural disaster, power loss, telecommunications failure, unauthorized entry, and computer viruses. Although we have taken steps to prevent a system failure, we cannot be certain that our measures will be successful and that we will not experience system failures. Further, our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. Any significant interruptions could:

     - increase our operating expenses to correct problems caused by the interruption;

     - harm our business and reputation;

     - result in a loss of customers; or

     - expose us to liability.

     Any one or more of the foregoing occurrences could have a material adverse effect on our business, financial condition, and results of operations.

  WE MAY BE LIABLE FOR VIOLATING THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR HAVE DIFFICULTIES ENFORCING OUR OWN INTELLECTUAL PROPERTY RIGHTS.

     Our retail internet banking services and transaction processing services utilize significant proprietary software, technology, and other intellectual property. We rely on a combination of intellectual property laws and confidentiality agreements to protect these rights. These may not be adequate to protect all of our rights, however. In addition, our intellectual property rights could be challenged or held unenforceable in any dispute with third parties. Third parties may independently develop similar or competitive technology that does not infringe our rights, and we could not prevent its use. We do not believe that our business infringes the intellectual property rights of others. Nonetheless, a third party may in the future bring a lawsuit for infringement against us. In such case, we may be forced to take a license to continue using the disputed intellectual property, if one is even offered to us on reasonable terms. We may also be forced to defend ourselves in infringement litigation, which is costly, regardless of the merits of the claim. If we did not prevail in any such litigation, we could be liable for money damages or be enjoined from using certain of our technology.

     Any of the foregoing occurrences could have a material adverse effect on our business, financial condition, and results of operations.

  WE PLAN TO CONTINUE EXPANSION OF OUR INTERNATIONAL OPERATIONS, WHICH WILL SUBJECT US TO ADDITIONAL BUSINESS RISKS AND MAY CAUSE OUR PROFITABILITY TO DECLINE DUE TO INCREASED COSTS.

     We believe that the international market for our products is growing rapidly, and we expect to commit significant resources to expand our international sales and marketing activities. As we expand internationally, we will be increasingly subject to a number of risks and potential costs, including:

     - political and economic instability;

     - unexpected changes in regulatory requirements and policy, the adoption of laws detrimental to our operations such as legislation relating to the collection of personal data over the internet or the adoption of laws, regulations, or treaties governing the export of encryption related software;

     - burdens of complying with a wide variety of other laws and regulations;

     - failure to adequately manage currency exchange rate fluctuations;

     - potentially adverse tax consequences, including restrictions on the repatriation of earnings;

     - potential difficulty of enforcing agreements and collecting receivables in some foreign legal systems; and

     - general economic conditions in international markets.

     We may not be able to overcome these barriers or avoid significant expenditures in addressing these potential risks.

  FOREIGN CURRENCY FLUCTUATIONS MAY ADVERSELY AFFECT US.

     Approximately 17.3% of our revenues for the year ended December 31, 2002, 35.9% of our assets at December 31, 2002, and 16.2% of our revenues for the six months ended June 30, 2003 are associated with operations outside of the U.S. The U.S. dollar balance sheets and statements of income for these businesses are subject to currency fluctuations. We are most vulnerable to fluctuations in the Brazilian real and the British pound against the U.S. dollar. The cumulative translation adjustment, largely related to our investment in Unnisa, our Brazilian card processing operation, was a $113.4 million, $67.6 million, and $84.2 million reduction of shareholders' equity at December 31, 2002, December 31, 2001, and June 30, 2003, respectively.

  NEGATIVE ECONOMIC AND DIFFICULT POLITICAL CONDITIONS IN BRAZIL MAY ADVERSELY AFFECT OUR BRAZILIAN OPERATIONS.

     Economic and political conditions in Brazil are uncertain and volatile, which may adversely affect our Brazilian operations. The currency of Brazil has recently experienced substantial volatility and a major devaluation, which historically has resulted in severe inflationary pressures. In addition, significant changes in bank ownership, as large private banks acquire smaller regional banks and foreign global banks acquire Brazilian banks, may result in the loss of customers. These conditions make it challenging for us to develop our business and generate revenues in Brazil. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Seasonality, Inflation, and Economic Downturns" in our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

  OUR MARKET IS HIGHLY COMPETITIVE, AND SOME OF OUR COMPETITORS HAVE SUBSTANTIALLY GREATER RESOURCES THAN WE DO.

     We expect the market for our products and services to remain highly competitive. Our failure to remain competitive may have a material adverse effect on our business, financial condition, and results of operation. We face direct competition from third party payment processors and companies that market software for the electronic payment industry. We also compete against software and transaction processing systems developed and used in-house by our potential customers. Our competitors may develop products and services that are superior to or that achieve greater market acceptance than our products and services. The sizes of competitors vary across market segments, as do the resources we have allocated to the segments we target. Therefore, certain of our competitors have significantly greater financial, technical, marketing, or other resources than we do in each of our market segments or overall. As a result, our competitors may be in a position to respond more quickly than we can to new or emerging technologies and changes in customer requirements, or may devote greater resources than we can to the development, promotion, sale, and support of their products and services. Moreover, new competitors or alliances among our competitors may emerge and rapidly decrease our market share. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater resources than we have. Accordingly, competitive pressures may have a material adverse effect on our business, financial condition, and results of operations.


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
                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our actual consolidated ratio of earnings to fixed charges for the six months ended June 30, 2003 and 2002, and the fiscal years ended December 31, 2002, 2001, 2000, 1999 and 1998.


                               FOR THE SIX MONTHS ENDED
                                       JUNE 30,                  FOR THE YEAR ENDED DECEMBER 31,
                              --------------------------   ------------------------------------------
                               2003              2002       2002     2001     2000     1999     1998
                              -------           -------    ------   ------   ------   ------   ------
RATIO OF EARNINGS TO FIXED
  CHARGES...................  10.73x            11.27x     13.49x   12.67x   22.16x   21.71x   20.79x

     For purposes of calculating the ratio of earnings to fixed charges, "earnings" consist of our income before income taxes, including minority interests, and fixed charges. "Fixed charges" consist of interest on indebtedness, amortization of deferred financing costs, and an estimated amount of rental expense that is deemed to be representative of the interest factor.

                                        14